UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

Jack Creek Investment Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39602	00-0365269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

386 Park Avenue South, FL 20 New York, NY	10016
(Address of principal executive offices)	(Zip Code)

(212) 710-5060

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	JCICU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	JCIC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	JCICW	The Nasdaq Stock Market LLC

☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On November 30, 2021, the management of Jack Creek Investment Corp. (the “Company”) and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued (i) audited balance sheet as of January 26, 2021 included in the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2021, (ii) unaudited interim financial statements as of and for the three months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 24, 2021, (iii) unaudited interim financial statements as of and for the three and six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2021 and (iv) unaudited interim financial statements as of and for the three and nine months ended September 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2021, respectively (collectively, the “Affected Periods”), should no longer be relied upon due to the reclassification of the Company’s temporary and permanent equity and resulting restatement of the initial carrying value of the Company’s Class A ordinary shares subject to possible redemption (and related changes). The reclassification has resulted from a determination by the Company’s management that the Class A ordinary shares issued in connection with its initial public offering (“Initial Public Offering”) can be redeemed or become redeemable subject to the occurrence of future events considered to be outside of the Company’s control. Therefore, the Class A ordinary shares subject to possible redemption should be valued at $10.00 per share and should not take into account the fact that a redemption of Class A ordinary shares cannot result in net tangible assets being less than $5,000,001.

As such, the Company will restate its financial statements for the Affected Periods in the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 to be filed with the Securities and Exchange Commission (the “Q3 Form 10-Q/A”).

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the Initial Public Offering.

The Company’s management has concluded that in light of the misclassification described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Withum.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s cash position and cash held in its trust account. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK CREEK INVESTMENT CORP.

Date: December 2, 2021	By:	/s/ Lauren Ores
Name: Lauren Ores
Title: Chief Financial Officer

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